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                                                                 EXHIBIT 10.29**


                               AMENDMENT NUMBER 3

                              TO LICENSE AGREEMENT


     This amendment dated as of January 30 2002, (the "Third Amendment") further amends the License Agreement dated December 9, 1996, as amended by Amendment Number 1 thereto dated as of February 1, 1998 and Amendment Number 2 thereto dated as of September 1, 1999 (referred to herein as "the Agreement") by and between Coach, Inc. (successor in interest to Coach, a division of Sara Lee Corporation), ("Licensor") and Movado Group, Inc. and Movado Watch Company SA (successor in interest to NA Trading SA ), ( Movado Watch Company SA and Movado Group, Inc. hereinafter referred to together as "Licensee").

     WHEREAS, the parties desire to make certain additional changes to the Agreement as set forth below:


     NOW THEREFORE in consideration of the mutual covenants and the premises set forth herein, the Agreement is hereby amended as follows:

1. Delete the period at the end of Section 1.5 "Contract Year", and insert the following language immediately following the word "Products": "provided, however that as of February 1, 2002 , Contract Year shall mean each twelve
    (12) month period beginning February 1 and ending January 31 so that Contract Year 5 will begin February 1, 2002, and provided further that Contract Year 4 will end January 31, 2002."

2. Delete Section 1.2 "Licensor Channels", and substitute therefor the following:

    "Licensor Channels" shall mean any entity controlled by Licensor, including without limitation retail outlets, wholesale distributors, Licensor's catalog, Licensor's stand alone retail stores, Licensor's factory outlet stores, Licensor Special Accounts (as hereinafter defined), Licensor's retail stores that are situated within department stores located outside the United States, and retail outlets operated and/or controlled by Coach Japan, Inc."

3. Delete the first sentence of Section 8.2, and substitute therefor the following:

"All Licensed Products for retail sales in Licensor Channels worldwide, including, but

** (CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED FROM PAGES 2 AND 3 AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED ("1934 ACT"))



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not limited to, sales to Coach Japan, Inc. shall be sold to Licensor at a
price equal to  *  *            for such Licensed Products. Licensee will
pay all costs for freight and insurance and applicable import duties and tariffs in connection with all shipments of Licensed Products to any Licensee distribution facility in the United States by any affiliate of or contract manufacturer or assembler used by Licensee. Licensor will pay all costs for freight and insurance and applicable import duties and tariffs in connection with all shipments of Licensed Products from any Licensee distribution facility in the United States to any Licensor Channel or Licensor distribution facility. In connection with Licensed Products sold by Licensee for any Licensor Channel outside the United States, Licensor and Licensee will cooperate to implement the lowest cost shipment alternative it being the intention of the parties however that such costs incurred by Licensor shall not exceed the costs Licensor would incur if such goods were shipped through the United States distribution structure."

4. Section 8.3 is hereby amended by adding the following after the word "price": "provided, however, that Licensee will have the right to make such liquidation sales of Licensed Product up to four (4) times each Contract Year to one or more third parties to whom Licensed Products were at any time previously sold and to such other third parties as to whom Licensor shall consent, which consent will not be unreasonably withheld or delayed".

5. Delete section 10.1 and substitute the following: "The parties have established the following minimums pertaining to Licensee's sales of Licensed Products to Non-Licensor Channels

                                       *

Notwithstanding anything to the contrary contained in the Agreement, there shall be no minimum Non-Licensor Channel sales (either U.S. or non-U.S.) for Contract Year 4."

6. In Section 11.1 of the Agreement, delete the base royalty rates for Contract Year 5 of * and Contract Years 6-10 of * , and substitute the following: "Contract Years 5-10: * ". The sentence immediately thereafter which reads "With respect to all sales to Licensee Special Accounts, Licensee shall pay, in addition to the base royalty an * " is hereby deleted. In addition, paragraph 1 of Amendment Number 2 is hereby deleted.

7. Delete Sections 8.10, 10.3, 11.2 and 11.4 of the Agreement and delete all of Section 8.7 except the first sentence thereof.

8.  Amend Section 12.4 as follows: Delete "  *  " and insert instead "  *  ".
    Section 12.4 is hereby further amended by deleting the last two sentences thereof.

9. Delete the first sentence of Section 12.7 and substitute therefor the following:

* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT)



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    "Licensor agrees that its total worldwide retail advertising expenditures, including catalog expenditures, relating to the Licensed Products shall be * "

10.  Delete Section 14.1 and substitute therefor the following:

     "This Agreement shall remain in full force and effect from the date this Agreement is entered into by the parties until January 31, 2008, subject to the termination provisions as provided below."

11. Except as set forth in this Third Amendment, the Agreement shall remain in full force and effect.


12. This Third Amendment may be signed by the parties duly executing counterpart originals.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized officers and to become effective as of the date first above written.

COACH, INC.


By:     /s/ Keith Monda

Name:   Keith Monda

Title:  COO



MOVADO WATCH COMPANY SA                         MOVADO GROUP, INC.

By:     /s/  Rick Cote                          By:    /s/ E. Grinberg

Name:   R. Cote                                 Name:  Efraim Grinberg

Title:  EVP & COO                               Title:   President & CEO



* (CONFIDENTIAL PORTION OF THIS EXHIBIT OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO RULE 24b-2 OF THE 1934 ACT)





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